Exhibit 4.18

CONFIDENTIAL TREATMENT REQUESTED — REDACTED COPY Confidential Treatment has been requested for portions of this Exhibit.
Confidential portions of this Exhibit are designated by [*****].
A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.
AMENDMENT N° 2
to the
A330 NEO PURCHASE AGREEMENT
between
AIRBUS S.A.S.
and
AZUL FINANCE LLC

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°2	Page 1/ 11

AMENDMENT N°2 TO THE A330 NEO PURCHASE AGREEMENT
This amendment N°2 (hereinafter referred to as the "Amendment N°2") is entered into on June 9, 2023, between:
AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the "Seller");
and
AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the "Buyer").
The Buyer and the Seller being together the "Parties" and each a "Party".
WHEREAS
A.    The Buyer and the Seller entered into an A330 NEO Purchase Agreement dated October 28, 2022 (the "Purchase Agreement") for the sale by the Seller and the purchase by the Buyer of three (3) A330 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements, and as amended and supplemented from time to time, the "Agreement");
B.    Subject to the terms and conditions of this Amendment N°2, the Buyer and the Seller now wish to enter into an agreement covering changes in the Delivery Schedule, the Deferral Right and the contemplated sale by the Seller and purchase by the Buyer of four (4) incremental A330-900 aircraft.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

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1.    DEFINITIONS
1.1    Capitalized terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°2 shall have the meanings assigned thereto in the Agreement. The terms "herein", "hereof" and "hereunder'' and words of similar import refer to this Amendment N°2.
[*****]
[*****]
2.    INCREMENTAL AIRCRAFT
2.1    Pursuant to and in accordance with the terms and conditions contained in this Amendment N°2 (and incorporating the relevant provisions of the Agreement), the Seller shall sell and deliver and the Buyer shall buy and take delivery of [*****].
2.2    With effect from the date hereof, unless expressly stipulated otherwise herein or elsewhere, each [*****] shall be deemed to be an "Aircraft" within the meaning of the Agreement, all terms and [*****] and all references to "Aircraft" or "A330-900 Aircraft" in the Agreement shall be deemed to include the [*****].
3.    DELIVERY SCHEDULE
3.1    The Parties hereby agree that the Exhibit C to the Agreement is hereby deleted in its entirety and replaced by the Exhibit C attached to this Amendment N°2.
4.    PREDELIVERY PAYMENTS
4.1    The Parties hereby agree that the Amended and Restated Letter Agreement N°3 to the Agreement is hereby deleted in its entirety and replaced by the Second Amended and Restated Letter Agreement N°3 dated as of even date herewith.
5.    FLEXIBILITY
5.1    The Parties hereby agree that the Amended and Restated Letter Agreement N°5 to the Agreement is hereby deleted in its entirety and replaced by the Second Amended and Restated Letter Agreement N°5 dated as of even date herewith.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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6.    SUPPORT
6.1    The Parties hereby agree that the second sentence of Clause 1 of Appendix 3 to the Agreement shall be deleted in its entirety and replaced by the following sentence:
QUOTE
The Customer Support is provided either (i) on a per Aircraft basis, or (ii) on a per fleet basis and represents the total allowances granted for the entire fleet of [*****] Aircraft purchased under this Agreement.
UNQUOTE
6.2    The Parties hereby agree that Clause 3.1 of Appendix 3 to the Agreement shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
3.1 SELLER REPRESENTATIVES
The Seller shall provide [*****] to the Buyer the services of customer support representatives (each a “Seller Representative”):
[*****] continuous person-months.
The Buyer will have [*****] to start the above Seller Representative [*****] of such Seller Representatives.
Except as otherwise agreed between the Parties, the number of such Seller Representatives shall not exceed [*****] at any one time.
The above allocation includes the [*****] of the Seller Representatives.
Each Seller Representative shall be acting in an advisory capacity only and shall at no time be deemed to be an employee or agent of the Buyer, either directly or indirectly.
UNQUOTE
6.3    The Parties hereby agree that Schedule 2 of Appendix 3 to the Agreement shall be deleted in its entirety and replaced by the following quoted text:
QUOTE

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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SCHEDULE 2
TRAINING ALLOWANCES
[*****]

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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7.    MISCELLANEOUS PROVISIONS
7.1    EFFECT OF THE AMENDMENT
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment N°2 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°2 provided that this Amendment N°2 does not modify the Agreement in respect of any "Aircraft" that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment N°2 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement have specific provisions that are inconsistent, the specific provisions contained in this Amendment N°2 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment N°2, this Amendment N°2 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
7.2    CONFIDENTIALITY
The provisions of clause 14 of the Purchase Agreement shall apply to this Amendment   N°2 as if set out in full herein mutatis mutandis.
7.3    LAW AND JURISDICTION
Clauses 15.1 and 15.2 of the Purchase Agreement shall apply to this Amendment N°2 as if set out in full herein mutatis mutandis.
7.4    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
The Parties do not intend that any term of this Amendment N°2 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°2.
7.5    SEVERABILITY
In the event that any provision of this Amendment N°2 should for any reason be held ineffective, the remainder of this Amendment N°2 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°2 prohibited or unenforceable in any respect.

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7.6    COUNTERPARTS
This Amendment N°2 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment N°2 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment N°2 or other related document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment N°2 or such document. The Parties hereto acknowledge and agree that this Amendment N°2 may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
7.7    ASSIGNMENT
Notwithstanding any other provision of this Amendment N°2, this Amendment N°2 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
Clauses 13 (Notices) and 16.5 (Waiver) of the Purchase Agreement shall be incorporated by reference into this Amendment N°2 as if the same were set out in full herein mutatis mutandis.

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IN WITNESS WHEREOF this Amendment N°2 was entered into the day and year first above written.

Agreed and accepted			Agreed and accepted

For and on behalf of			For and on behalf of

AZUL FINANCE LLC			AIRBUS S.A.S.

By:	/s/ ALEXANDRE MALFITANI		By:	/s/ BENOÎT DE SAINT-EXUPÉRY
	Name:	Alexandre Malfitani		Name:	Benoît de Saint-Exupéry
	Its:	Chief Financial Officer		Its:	Executive Vice President, Contracts
In the presence of the following two (2) witnesses:

Witness:	Witness:

Name:	Name:
ID:	ID:

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IN WITNESS WHEREOF this Amendment N°2 was entered into the day and year first above written.

Agreed and accepted			Agreed and accepted

For and on behalf of			For and on behalf of

AZUL FINANCE LLC			AIRBUS S.A.S.

By:	/s/ ALEXANDRE MALFITANI
	Name:	Alexandre Malfitani	Name:	Benoît de Saint-Exupéry
	Its:	Chief Financial Officer	Its:	Executive Vice President, Contracts
In the presence of the following two (2) witnesses:

Witness:	Witness:

Name:	Name:
ID:	ID:

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IN WITNESS WHEREOF this Amendment N°2 was entered into the day and year first above written.

Agreed and accepted		Agreed and accepted

For and on behalf of		For and on behalf of

AZUL FINANCE LLC		AIRBUS S.A.S.

Name:	Alexandre Malfitani	Name:	Benoît de Saint-Exupéry
Its:	Chief Financial Officer	Its:	Executive Vice President, Contracts
In the presence of the following two (2) witnesses:

Witness:	Witness:

Name:	Name:
ID:	ID:

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EXHIBIT C
DELlVERY SCHEDULE

Aircraft rank	Aircraft type	Scheduled Delivery Period	Aircraft Batch
1	A330-900	[*****]	[*****]
2	A330-900	[*****]	[*****]
3	A330-900	[*****]	[*****]
4	A330-900	[*****]	[*****]
5	A330-900	[*****]	[*****]
6	A330-900	[*****]	[*****]
7	A330-900	[*****]	[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
In respect of each Scheduled Delivery Period, the Seller shall notify to the Buyer:
1)    the applicable delivery quarter no later than [*****], as set out above; and
2)    the applicable delivery month no later than [*****], if any.
The Parties agree that this Delivery Schedule may be amended and replaced from time to time by notice of the Seller to the Buyer (i) following any rescheduling of Aircraft pursuant to the provisions of this Agreement; and/or (ii) to reflect the applicable half-years, quarters or months in which Aircraft are scheduled to be delivered and which are in effect at the time of the notifications set out above. Upon replacement of this Delivery Schedule by the Seller by a new Delivery Schedule, such new Delivery Schedule shall constitute the Delivery Schedule for all purposes of this Agreement.
Following notification of the applicable delivery month by the Seller as set out above, the Scheduled Delivery Period may be referred to as the “Scheduled Delivery Month” in any notices or documents provided by the Seller to the Buyer in connection with this Agreement.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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